Exhibit 4.1

SANTANDER UK GROUP HOLDINGS PLC

as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

INDENTURE

DATED SUBORDINATED DEBT SECURITIES

SANTANDER UK GROUP HOLDINGS PLC

Reconciliation and tie between the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and the Dated Subordinated Debt Securities Indenture, dated April 18, 2017.

Trust Indenture Act Section		Dated Subordinated Debt Securities Indenture Section
§310	(a)(1)	6.09
	(a)(2)	6.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	6.09
	(b)	6.08, 6.10
§311	(a)	6.13
	(b)	6.13
	(b)(2)	7.03(a), 7.03(b)
§312	(a)	7.01, 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	1.06, 7.03(a)
	(d)	7.03(b)
§314	(a)	7.04, 10.06
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
	(f)	Not Applicable
§315	(a)	6.01
	(b)	6.02, 12.05(a)
	(c)	6.01, 12.05(a)
	(d)	6.01
	(d)(1)	6.01
	(d)(2)	6.01
	(d)(3)	6.01
	(e)	5.14
§316	(a)(1)(A)	5.02, 5.12
	(a)(l)(B)	5.13
	(a)(2)	Not Applicable
	(a)(last sentence)	1.01
	(b)	5.08

Trust Indenture Act Section		Dated Subordinated Debt Securities Indenture Section
§317	(a)(1)	5.03
	(a)(2)	5.04
	(b)	10.03
§318	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Dated Subordinated Debt Securities Indenture.

i

(continued)

(continued)

(continued)

(continued)

Page

Section 13.03. Event of Default	68

Section 13.04. Duties of the Trustee upon Exercise of the UK Bail-in Power	68

Section 13.05. DTC	69

v

DATED SUBORDINATED DEBT SECURITIES INDENTURE, dated as of April 18, 2017 between SANTANDER UK GROUP HOLDINGS PLC, a public limited company incorporated in England and Wales (the “Issuer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association incorporated in the United States, as Trustee (the “Trustee”), having its Corporate Trust Office at 150 East 42nd Street, 40th Floor, New York, New York 10017.

RECITALS OF THE ISSUER

The Issuer has duly authorized the execution and delivery of this Dated Subordinated Debt Securities Indenture to provide for the issuance from time to time of dated subordinated debt securities with a specified date for Maturity (the “Dated Subordinated Debt Securities”), to be issued in one or more series, represented by one or more Global Securities in registered form without coupons for payments attached, or represented by definitive Dated Subordinated Debt Securities in registered form without coupons for payments attached, the amount and terms of each such series to be determined as hereinafter provided;

All things necessary to make this Dated Subordinated Debt Securities Indenture a valid and binding agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE, THIS DATED SUBORDINATED DEBT SECURITIES INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Dated Subordinated Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Dated Subordinated Debt Securities, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Dated Subordinated Debt Securities Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United Kingdom at the date of such computation and as applied by the Issuer;

(4)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Dated Subordinated Debt Securities Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)           any reference to an “Article” or a “Section” refers to an Article or Section of this Dated Subordinated Debt Securities Indenture.

Certain terms, used principally in Article 6, are defined in those Articles.

“Act”, when used with respect to any Holder, has the meaning set forth in Section 1.04.

“Additional Amounts” has the meaning set forth in Section 10.04 of this Agreement.

“Additional Dated Subordinated Debt Securities” has the meaning set forth in Section 3.12.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means a member of, or participant in, any Depositary.

“Amounts Due” means the principal amount of, and any accrued but unpaid interest, including any Additional Amounts, due on, the Dated Subordinated Debt Securities. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.

“Appointee” means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents.

“Auditors” means the auditors from time to time of the Issuer or, if there shall be joint auditors of the Issuer, any one or more of such joint auditors.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Dated Subordinated Debt Securities. Initially the Trustee shall act as Authenticating Agent.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used, which, in the United Kingdom, will be the Financial Times of London, if practicable, and which, in the United States, will be the Wall Street Journal, if practicable, and if it shall be impracticable in the opinion of the Issuer to make any publication of any notice required hereby in any such newspaper, shall mean any publication or other notice in lieu thereof which is made or given with the approval of the Issuer which may include through the means of DTC, Euroclear and Clearstream.

“Board of Directors” means the board of directors, or any committee of such board duly authorized to act with respect hereto, of the Issuer, which board of directors or committee may, to the extent permitted by applicable law, delegate its authority.

“Board Resolution” means a copy of a resolution certified by the Secretary or a Deputy or Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended from time to time.

“Business Day” means, with respect to any Place of Payment, except as may otherwise be provided in the form of Dated Subordinated Debt Securities of any particular series, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Calculation Agent” means the Person, if any, authorized by the Issuer, to calculate the interest rate or other amounts from time to time in relation to any series of Dated Subordinated Debt Securities.

“Capital Rules” means at any time the regulations, requirements, guidelines and policies relating to capital resources requirements or capital adequacy then in effect and applicable to the Group (including, without limitation, any regulations, requirements, guidelines and policies of the Regulator as may from time to time be applicable to the Group).

“Code” has the meaning set forth in Section 6.03(o).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Corporate Trust Office” means the office of the Trustee in which its corporate trust business is principally administered, located at 150 East 42nd Street, 40th Floor, New York, NY 10017 (Attention: Corporate Trust Services Department).

The term “corporation” includes corporations, associations, companies and business trusts.

“Dated Subordinated Debt Securities” has the meaning set forth in the recitals herein and more particularly means any series of Dated Subordinated Debt Securities issued, authenticated and delivered under this Dated Subordinated Debt Securities Indenture.

“Dated Subordinated Debt Securities Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and forms of particular series of Dated Subordinated Debt Securities established pursuant to Section 3.01.

“Dated Subordinated Debt Security” means one of the Dated Subordinated Debt Securities.

“Default” has the meaning set forth in Section 5.03.

“Defaulted Interest” has the meaning set forth in Section 3.07.

“Depositary” means, with respect to any series of Dated Subordinated Debt Securities, a clearing agency that is designated to act as depositary for the Global Securities evidencing all or part of such Dated Subordinated Debt Securities as contemplated by Section 3.01.

“Dollar” or “ $” or any similar reference means the coin or currency of the United States which as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company or its nominee or its or their successor.

“euro” or “€” means the single currency of the participating member states in the Third Stage of European economic and monetary union pursuant to the Treaty establishing the European Community (as amended from time to time). “Participating member states” means those member states of the European Union from time to time which adopt a single, shared currency in the Third Stage, as defined and identified in the EMU legislation.

“Event of Default” has the meaning set forth in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Officer” means any executive officer, executive director, director, secretary or a deputy or assistant secretary or any authorized signatory designated in the minutes of a meeting of a committee of the Board of Directors held on April 6, 2017, and any other person authorized by a Board Resolution to carry out any functions relating to this Dated Subordinated Debt Securities Indenture or any Dated Subordinated Debt Securities.

“FATCA” has the meaning set forth in Section 10.04.

“Foreign Currency” means the euro or any currency issued by the government of any country (or a group of countries or participating member states) other than the United States which as at the time of payment is legal tender for the payment of public and private debts.

“Foreign Government Securities” means with respect to Dated Subordinated Debt Securities of any series that are denominated in a Foreign Currency, non-callable (i) direct obligations of the participating member state or government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged and/or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such participating member state or government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such participating member state or government. For the avoidance of doubt, for all purposes hereof, euro shall be deemed to have been issued by each participating member state from time to time.

“Global Security” means a global certificate evidencing all or part of a series of Dated Subordinated Debt Securities, authenticated and delivered to the Holder and registered in the name of the Holder or its nominee.

“Group” means the Issuer and each other entity which is part of the UK prudential consolidation group (as that term, or its successor, is used in the Capital Rules) of which the Issuer is part from time to time.

“Holder” means a Person in whose name a Dated Subordinated Debt Security in global or definitive form is registered in the Register.

“Interest Payment Date”, when used with respect to any Dated Subordinated Debt Security, means the Stated Maturity of any installment of interest on such Dated Subordinated Debt Security.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order signed in the name of the Issuer by an Executive Officer, and delivered to the Trustee.

“Maturity”, when used with respect to any Dated Subordinated Debt Security, means the date, if any, on which the principal of such Dated Subordinated Debt Security becomes due and payable as therein or herein provided, whether by call for redemption, winding-up of the Issuer or otherwise.

“Officer’s Certificate” means a certificate delivered to the Trustee and signed by an Executive Officer of the Issuer.

“Opinion of Counsel” means a written opinion of legal advisors, who may be an employee of or legal advisors for the Issuer or other legal advisors acceptable to the Trustee.

“Original Issue Discount Security” means any Dated Subordinated Debt Security which provides for an amount less than the principal amount to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.01(b).

“Outstanding”, when used with respect to Dated Subordinated Debt Securities or any series of Dated Subordinated Debt Securities means (except as otherwise specified pursuant to Section 3.01), as of the date of determination, all Dated Subordinated Debt Securities or all Dated Subordinated Debt Securities of such series, as the case may be, theretofore authenticated and delivered under this Dated Subordinated Debt Securities Indenture, except:

(i)            Dated Subordinated Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Dated Subordinated Debt Securities, or portions thereof, for whose payment or redemption money, U.S. Government Obligations or Foreign Government Securities in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Dated Subordinated Debt Securities; provided that, if such Dated Subordinated Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Dated Subordinated Debt Securities Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)          Dated Subordinated Debt Securities which have been paid pursuant to Section 11.06 or in exchange for or in lieu of which other Dated Subordinated Debt Securities have been authenticated and delivered pursuant to this Dated Subordinated Debt Securities Indenture, other than any such Dated Subordinated Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Dated Subordinated Debt Securities are held by a bona fide purchaser in whose hands such Dated Subordinated Debt Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Dated Subordinated Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) the principal amount of a Dated Subordinated Debt Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Dated Subordinated Debt Security, of the principal amount of such Dated Subordinated Debt Security; and (B) Dated Subordinated Debt Securities beneficially owned by the Issuer or any other obligor upon the Dated Subordinated Debt Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Dated Subordinated Debt Securities for which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Dated Subordinated Debt Securities are so beneficially owned shall be so disregarded; provided, further, however, that Dated Subordinated Debt Securities so beneficially owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Dated Subordinated Debt Securities and that the pledgee is not the Issuer or any other obligor upon the Dated Subordinated Debt Securities or any Affiliate of the Issuer or of such other obligor.

“Paying Agent” means any Person (which may include the Issuer) authorized by the Issuer to pay the principal of (and premium, if any) or interest, if any, on any Dated Subordinated Debt Securities on behalf of the Issuer.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Dated Subordinated Debt Securities of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Dated Subordinated Debt Securities of that series are payable as specified pursuant to Section 3.01 or, if not so specified, as specified in Section 10.02.

“Predecessor Security” of any particular Dated Subordinated Debt Security means every previous Dated Subordinated Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Dated Subordinated Debt Security; and, for the purposes of this definition, any Dated Subordinated Debt Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Dated Subordinated Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Dated Subordinated Debt Security.

“Record Date” means a Regular Record Date or a Special Record Date, as the case may be.

“Redemption Date”, when used with respect to any Dated Subordinated Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Dated Subordinated Debt Securities Indenture.

“Redemption Price”, when used with respect to any Dated Subordinated Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to this Dated Subordinated Debt Securities Indenture.

“Register” and “Registrar” have the respective meanings set forth in Section 3.05.

“Regular Record Date” for the interest payable on any Interest Payment Date on registered Dated Subordinated Debt Securities of any series means the date specified for the purpose pursuant to Section 3.01.

“Regulated Entity” means any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority, as amended from time to time, which includes certain credit institutions, investment firms and certain of their parent or holding companies.

“Regulator” means the Prudential Regulation Authority of the United Kingdom or such successor or other authority having primary responsibility for the prudential supervision of the Issuer and the Group.

“Regulatory Approval” means, at any time, such approval, consent or prior permission by, or notification required within prescribed periods to, the Regulator, or such waiver of the then prevailing Capital Rules from the Regulator, as is required under the then prevailing Capital Rules at such time.

“Relevant UK Resolution Authority” means the Bank of England or any authority with the ability to exercise a UK Bail-in Power.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Dated Subordinated Debt Securities Indenture.

“Senior Creditors” means creditors of the Issuer (a) who are unsubordinated creditors of the Issuer or (b) who are subordinated creditors of the Issuer (other than those whose claims constitute, or would but for any applicable limitation on the amount of any such capital constitute, Tier 1 Capital or Tier 2 Capital or whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of the holders of the Dated Subordinated Debt Securities.

“Special Record Date”, when used for the payment of any Defaulted Interest on registered Dated Subordinated Debt Securities of any series, means the date specified by the Issuer for the purpose pursuant to Section 3.07.

“Stated Maturity”, when used with respect to any Dated Subordinated Debt Security or any installment of principal thereof or interest thereon, means the date, if any, specified in, or determined in accordance with the terms of, such Dated Subordinated Debt Security as the fixed date on which the principal of or interest on such Dated Subordinated Debt Security is due and payable.

“Subsidiary” has the meaning attributed thereto by Section 1159 of the Companies Act 2006 of Great Britain as in force at the date as of which this instrument was executed.

“Taxes” has the meaning set forth in Section 10.04.

“Taxing Jurisdiction” has the meaning set forth in Section 10.04.

“Tier 1 Capital” has the meaning given to it in the Capital Rules.

“Tier 2 Capital” has the meaning given to it in the Capital Rules.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Dated Subordinated Debt Securities Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Dated Subordinated Debt Securities of any series shall mean the Trustee with respect to the Dated Subordinated Debt Securities of such series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, except as provided in Section 9.05.

“UK Bail-in Power” means any write-down, conversion, transfer, modification or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of the BRRD, including but not limited to the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a Regulated Entity (or other Affiliate of such Regulated Entity) can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such Regulated Entity or any other Person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a Regulated Entity may be deemed to have been exercised.

“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” mean the United States of America and, except in the case of Section 6.09 and Section 6.14, its territories and possessions.

“U.S. Government Obligations” means noncallable (i) direct obligations of the United States for which its full faith and credit are pledged and/or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Dated Subordinated Debt Securities Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Dated Subordinated Debt Securities Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the legal advisor rendering such opinion all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Dated Subordinated Debt Securities Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Dated Subordinated Debt Securities Indenture shall include:

(a)           a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal advisors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representations by, legal advisors may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer unless such legal advisors know, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Dated Subordinated Debt Securities Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Dated Subordinated Debt Securities Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Dated Subordinated Debt Securities Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The ownership of registered Dated Subordinated Debt Securities shall be proved by the Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Dated Subordinated Debt Security shall bind every future Holder of the same Dated Subordinated Debt Security and the Holder of every Dated Subordinated Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Dated Subordinated Debt Security or such other Dated Subordinated Debt Security.

Section 1.05. Notices, Etc. to Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Dated Subordinated Debt Securities Indenture to be made upon, given or furnished to, or filed with:

(a)           the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via facsimile) to the Trustee at its Corporate Trust Office, or

(b)           the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class air mail postage prepaid, to the Issuer, to 2 Triton Square, Regent’s Place, London NW1 3AN (Attention: Head of Funding) or at any other address previously furnished in writing to the Trustee by the Issuer.

Section 1.06. Notice to Holders; Waiver. When this Dated Subordinated Debt Securities Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if given in writing and mailed, first-class postage prepaid, to each Holder of a registered Dated Subordinated Debt Security affected by such event in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act with respect to reports pursuant to Section 7.03(a).

For so long as the Dated Subordinated Debt Securities of any series are represented by Global Securities, the Issuer will deliver a copy of all notices with respect to such series to the Holder (if the address of such Holder is known to the Issuer).

When notice to Holders of registered Dated Subordinated Debt Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Dated Subordinated Debt Securities Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Dated Subordinated Debt Securities Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If a provision of the Trust Indenture Act requires or permits a provision of this Dated Subordinated Debt Securities Indenture and the Trust Indenture Act provision is amended, then the Dated Subordinated Debt Securities Indenture provision shall be automatically amended to like effect.

Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09. Successors and Assigns. All covenants and agreements in this Dated Subordinated Debt Securities Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Separability Clause. In case any provision in this Dated Subordinated Debt Securities Indenture or in the Dated Subordinated Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Dated Subordinated Debt Securities Indenture. Nothing in this Dated Subordinated Debt Securities Indenture or in the Dated Subordinated Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Dated Subordinated Debt Securities, any benefit or any legal or equitable right, remedy or claim under this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities.

Section 1.12. Governing Law. This Dated Subordinated Debt Securities Indenture and the Dated Subordinated Debt Securities shall be governed by and construed in accordance with the laws of the State of New York, except that matters relating to the subordination provisions contained in Article 12 of this Dated Subordinated Debt Securities Indenture and in the Dated Subordinated Debt Securities and the authorization and execution of the Dated Subordinated Debt Securities Indenture and the Dated Subordinated Debt Securities shall be governed by and construed in accordance with English law.

Section 1.13. Saturdays, Sundays and Legal Holidays. The terms of the Dated Subordinated Debt Securities shall provide that, in any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity, of a Dated Subordinated Debt Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities other than a provision in the Dated Subordinated Debt Securities that specifically states that such provision shall apply in lieu of this Section) payments of interest, if any (and premium, if any) or principal and the exchange of the Dated Subordinated Debt Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment (or such other Business Day as shall be provided in such Dated Subordinated Debt Security) with the same force and effect as if made on such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be.

Section 1.14. Appointment of Agent for Service. The Issuer has designated and appointed CT Corporation System at 111 Eighth Avenue, in the Borough of Manhattan, The City of New York, New York, as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Dated Subordinated Debt Securities or this Dated Subordinated Debt Securities Indenture, but for that purpose only, and agrees that service of process upon such authorized agent shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Dated Subordinated Debt Securities remain Outstanding until the appointment of a successor by the Issuer and such successor’s acceptance of such appointment. Upon such acceptance, the Issuer shall notify the Trustee of the name and address of such successor. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such authorized agent in full force and effect so long as any of the Dated Subordinated Debt Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Issuer to take any such action. The Issuer hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS DATED SUBORDINATED DEBT SECURITIES INDENTURE.

Section 1.15. Calculation Agent. If the Issuer appoints a Calculation Agent pursuant to Section 3.01 with respect to any series of Dated Subordinated Debt Securities, any determination of the interest rate on, or other amounts in relation to, such series of Dated Subordinated Debt Securities in accordance with the terms of such series of Dated Subordinated Debt Securities by such Calculation Agent shall (in the absence of manifest error or willful misconduct) be binding on the Issuer, the Trustee and all Holders and (in the absence of manifest error or willful misconduct) no liability to the Holders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

ARTICLE 2
DATED SUBORDINATED DEBT SECURITY FORMS

Section 2.01. Forms Generally. The Dated Subordinated Debt Securities of each series shall be issuable as registered securities without coupons and in such forms as shall be established by or pursuant to a Board Resolution, or in one or more indentures supplemental hereto, pursuant to Section 3.01, in each case with such insertions, omissions, substitutions and other variations as are required or permitted by this Dated Subordinated Debt Securities Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or rule or regulation made pursuant thereto or with the rules of any securities exchange or Depositary therefor, or as may, consistently herewith, be determined by the officers executing such Dated Subordinated Debt Securities, all as evidenced by any such execution

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.02 or Section 6.14.

The definitive Dated Subordinated Debt Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Dated Subordinated Debt Securities may be listed, all as determined by the officers executing such Dated Subordinated Debt Securities, as evidenced by their execution thereof.

Section 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Dated Subordinated Debt Securities of the series designated herein referred to in the within-mentioned Dated Subordinated Debt Securities Indenture.

Dated:
WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

By:
Authorized Signatory

ARTICLE 3
THE DATED SUBORDINATED DEBT SECURITIES

Section 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Dated Subordinated Debt Securities which may be authenticated and delivered under this Dated Subordinated Debt Securities Indenture is unlimited. The Dated Subordinated Debt Securities may be issued in one or more series.

There shall be established by or pursuant to Board Resolutions of the Issuer and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Dated Subordinated Debt Securities of any series:

(a)           the title of the Dated Subordinated Debt Securities of the series (which shall distinguish the Dated Subordinated Debt Securities of the series from all other Dated Subordinated Debt Securities);

(b)           any limit upon the aggregate principal amount of the Dated Subordinated Debt Securities of the series which may be authenticated and delivered under this Dated Subordinated Debt Securities Indenture (except for Dated Subordinated Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Dated Subordinated Debt Securities of the series pursuant to Section 3.04, Section 3.05, Section 3.06, Section 9.06 or Section 11.07 and except for any Dated Subordinated Debt Securities which, pursuant to Section 3.03 are deemed never to have been authenticated and delivered hereunder);

(c)           the date or dates, if any, on which the principal of (and premium, if any, on) the Dated Subordinated Debt Securities of the series is payable;

(d)           the rate or rates, if any, at which the Dated Subordinated Debt Securities of the series shall accrue interest or the manner of calculation of such rate or rates, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be due and payable or the manner of determination of such Interest Payment Dates, and, if other than as specified in Section 3.07, the terms applicable to deferred payments and, in the case of registered Dated Subordinated Debt Securities, the Regular Record Date for the interest payable on any Interest Payment Date, the Special Record Date for the payment of any Defaulted Interest and any dates required to be established pursuant to Section 7.01;

(e)           whether any premium, upon redemption or otherwise, shall be payable by the Issuer on Dated Subordinated Debt Securities of the series;

(f)            the place or places where the principal of (and premium, if any) and any interest on Dated Subordinated Debt Securities of the series shall be payable, and the Paying Agent or Paying Agents who shall be authorized to pay principal of (and premium, if any) and interest on Dated Subordinated Debt Securities of such series, at least one of such Paying Agents having an office or agency in the Borough of Manhattan, The City of New York;

(g)           other than with respect to any redemption of the Dated Subordinated Debt Securities pursuant to Section 11.08, whether or not such series of Dated Subordinated Debt Securities are to be redeemable, in whole or in part, at the Issuer’s option and, if so redeemable, the period or periods within which, the price or prices at which and the terms and conditions upon which, Dated Subordinated Debt Securities of the series may be redeemed, including the date referred to in Section 11.08;

(h)           the obligation, if any, of the Issuer to redeem or purchase Dated Subordinated Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Dated Subordinated Debt Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i)            if other than denominations of $200,000 and any multiple thereof, the denominations in which Dated Subordinated Debt Securities of the series in each applicable form shall be issuable;

(j)            if other than the principal amount thereof, the portion, or the manner of calculation of such portion, of the principal amount of Dated Subordinated Debt Securities of the series which shall be payable upon a declaration of acceleration or acceleration of the Maturity thereof pursuant to Section 5.02, upon redemption of Dated Subordinated Debt Securities of any series which are redeemable before their Stated Maturity, or which the Trustee shall be entitled to file and prove a claim pursuant to Section 5.04;

(k)           if Additional Amounts, pursuant to Section 10.04, will not be payable;

(l)            if other than Dollars, provisions, if any, for the Dated Subordinated Debt Securities of the series to be denominated, and payments thereon to be made, in Foreign Currencies and specifying the manner and place of payment thereon and any other terms with respect thereto;

(m)          if other than the coin or currency in which the Dated Subordinated Debt Securities of that series are denominated, the coin or currency in which payment of the principal of (and premium, if any) or interest, if any, on the Dated Subordinated Debt Securities of such series shall be payable;

(n)           if the principal of (and premium, if any) or interest, if any, on the Dated Subordinated Debt Securities of such series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Dated Subordinated Debt Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(o)           whether the Dated Subordinated Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and the initial Holder with respect to such Global Security or Dated Subordinated Debt Securities;

(p)           if the Dated Subordinated Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Dated Subordinated Debt Security of such series or otherwise) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(q)           if the amounts of payments of principal of (and premium, if any) or interest, if any, on the Dated Subordinated Debt Securities of the series may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the date(s) and manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

(r)            any other Defaults or covenants with respect to the Dated Subordinated Debt Securities of such series and, if other than as specified in this Dated Subordinated Debt Securities Indenture, the terms thereof;

(s)            the forms of Dated Subordinated Debt Securities of the series; and

(t)            any other terms of the series (which terms shall not be inconsistent with the provisions of this Dated Subordinated Debt Securities Indenture, except as permitted by Section 9.01(d)).

All Dated Subordinated Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such action or in any such indenture supplemental hereto.

If the forms of Dated Subordinated Debt Securities of any series, or any of the terms thereof, are established by action taken pursuant to a Board Resolution, a copy of the Board Resolution in respect thereof shall be delivered to the Trustee at or prior to the delivery of the Issuer Order pursuant to Section 3.03 for the authentication and delivery of such Dated Subordinated Debt Securities.

Section 3.02. Denominations. The Dated Subordinated Debt Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specification with respect to Dated Subordinated Debt Securities of any series, the Dated Subordinated Debt Securities of each series shall be issuable in denominations of $200,000 each and any integral multiple thereof.

Section 3.03. Execution, Authentication, Delivery and Dating. The Dated Subordinated Debt Securities shall be executed on behalf of the Issuer by any Executive Officer. The signature of any Executive Officer on the Dated Subordinated Debt Securities may be manual or facsimile. Dated Subordinated Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Dated Subordinated Debt Securities.

At any time and from time to time after the execution and delivery of this Dated Subordinated Debt Securities Indenture, the Issuer may deliver Dated Subordinated Debt Securities of any series executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Dated Subordinated Debt Securities, and the Trustee in accordance with the Issuer Order shall authenticate and deliver such Dated Subordinated Debt Securities. In authenticating such Dated Subordinated Debt Securities and accepting the additional responsibilities under this Dated Subordinated Debt Securities Indenture in relation to such Dated Subordinated Debt Securities the Trustee shall receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that (a) the form and terms thereof have been established in conformity with the provisions of this Dated Subordinated Debt Securities Indenture and (b) that such Dated Subordinated Debt Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditor’s rights, general principles of equity and such other matters as shall be specified therein.

The Trustee shall not be required to authenticate such Dated Subordinated Debt Securities if the issue of such Dated Subordinated Debt Securities pursuant to this Dated Subordinated Debt Securities Indenture will affect the Trustee’s own rights, duties or immunities under the Dated Subordinated Debt Securities and this Dated Subordinated Debt Securities Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each registered Dated Subordinated Debt Security shall be dated the date of its authentication.

No Dated Subordinated Debt Security appertaining thereto shall be entitled to any benefit under this Dated Subordinated Debt Securities Indenture or be valid or obligatory for any purpose unless there appears on such Dated Subordinated Debt Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Dated Subordinated Debt Security shall be conclusive evidence, and the only evidence, that such Dated Subordinated Debt Security has been duly authenticated and delivered hereunder and that such Dated Subordinated Debt Security is entitled to the benefits of this Dated Subordinated Debt Securities Indenture. Notwithstanding the foregoing, if any Dated Subordinated Debt Security shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Dated Subordinated Debt Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Dated Subordinated Debt Securities Indenture, such Dated Subordinated Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefit of this Dated Subordinated Debt Securities Indenture.

Section 3.04. Temporary Dated Subordinated Debt Securities. Pending the

preparation of definitive Dated Subordinated Debt Securities of any series, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Dated Subordinated Debt Securities substantially of the tenor of the definitive Dated Subordinated Debt Securities in lieu of which they are issued, which Dated Subordinated Debt Securities may be printed, lithographed, typewritten, photocopied or otherwise produced. Temporary Dated Subordinated Debt Securities shall be issuable as registered Dated Subordinated Debt Securities without coupons attached in any authorized denomination, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Dated Subordinated Debt Securities may determine, all as evidenced by such execution.

If temporary Dated Subordinated Debt Securities of any series are issued, the Issuer will cause, if so required by the terms of such temporary Dated Subordinated Debt Securities, definitive Dated Subordinated Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Dated Subordinated Debt Securities of such series, the temporary Dated Subordinated Debt Securities of such series shall be exchangeable for definitive Dated Subordinated Debt Securities of such series containing identical terms and provisions upon surrender of the temporary Dated Subordinated Debt Securities of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Dated Subordinated Debt Securities of any series, the Issuer shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a like aggregate principal amount of definitive Dated Subordinated Debt Securities of the same series of authorized denominations containing identical terms and provisions. Until so exchanged, unless otherwise provided therein or in a supplemental indenture relating thereto, the temporary Dated Subordinated Debt Securities of any series shall in all respects be entitled to the same benefits (but shall be subject to all the limitations of rights) under this Dated Subordinated Debt Securities Indenture as definitive Dated Subordinated Debt Securities of such series.

Section 3.05. Registration, Registration of Transfer and Exchange.

(a)           Global Securities. This Section 3.05(a) shall apply to Global Securities unless otherwise specified, as contemplated by Section 3.01.

Except as otherwise specified, as contemplated by Section 3.01 hereof, the Dated Subordinated Debt Securities shall be initially issued and represented by one or more Global Securities in registered form, without coupons attached thereto, which shall be authenticated as contemplated by this Dated Subordinated Debt Securities Indenture.

Each Global Security in registered form authenticated under this Dated Subordinated Debt Securities Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Dated Subordinated Debt Security for all purposes of this Dated Subordinated Debt Securities Indenture. Except as otherwise specified, as contemplated by Section 3.01 hereof, each Global Security in registered form authenticated under this

Dated Subordinated Debt Securities Indenture shall be initially registered in the name of DTC only.

With respect to Global Securities in registered form, unless the Global Security is presented by an authorized representative of the Holder to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the Holder and any payment is made to such nominee, any transfer, pledge or other use of the Global Security in registered form for value or otherwise shall be wrongful since the registered owner of such Global Security, the nominee of the Holder, has an interest in such Global Security.

Except as otherwise specified, as contemplated by Section 3.01 hereof, any Global Security shall be exchangeable for definitive Dated Subordinated Debt Securities only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section only (1)(i) if the Depositary for the Dated Subordinated Debt Securities of a series notifies the Issuer in writing that it is unwilling or unable to continue to act as Depositary for the Dated Subordinated Debt Securities of such series and a successor Depositary is not appointed by the Issuer within 90 days of such notification, (ii) DTC notifies the Issuer that it is unwilling or unable to continue to hold interests in the Dated Subordinated Debt Securities or (iii) DTC is unable to or ceases to be eligible as a clearing agency registered under the Exchange Act and a successor to DTC registered under the Exchange Act is not appointed by the Depositary at the written request of the Issuer within 90 days or (2) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue definitive Dated Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for, unless otherwise specified or contemplated by Section 3.01, definitive Dated Subordinated Debt Securities in registered form bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, the same date or dates from which such interest shall accrue, the same Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates, the same redemption provisions, if any, specified currency and other terms and of differing denominations aggregating a like amount as the Global Security so exchangeable. Definitive Dated Subordinated Debt Securities in registered form shall be registered in the names of the owners of the beneficial interests in such Global Securities as such names are from time to time provided by the Holder to the Trustee.

Any Global Security that is exchangeable pursuant to the preceding paragraph, unless otherwise specified as contemplated by Section 3.01, shall be exchangeable for Dated Subordinated Debt Securities issuable in authorized denominations of a like aggregate principal amount and tenor.

No Global Security in registered form may be transferred except as a whole by the Holder to a nominee of the Holder or by the Holder or any such nominee to a successor of the Holder or a nominee of such successor. Except as otherwise provided herein, owners solely of beneficial interests in a Global Security shall not be entitled to receive physical delivery of Dated Subordinated Debt Securities in definitive form and will not be considered the holders thereof for any purpose under this Dated Subordinated Debt Securities Indenture.

In the event that a Global Security is surrendered for redemption or exchange for stock or other securities of the Issuer or another entity or other entities in part pursuant to Section 11.07, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a principal amount equal to and in exchange for the unredeemed or unexchanged portion of the principal amount of the Global Security so surrendered.

The Agent Members and any other beneficial owners shall have no rights under this Dated Subordinated Debt Securities Indenture with respect to any Global Security held on their behalf by a Holder, and such Holder may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Holder or impair, as between any such Holder or other clearance service and its Agent Members and holders, the operation of customary practices governing the exercise of the rights of a holder of any security, including without limitation the granting of proxies or other authorization of participants to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Dated Subordinated Debt Securities Indenture.

In connection with any exchange of interests in a Global Security for definitive Dated Subordinated Debt Securities of another authorized form, as provided in this Section 3.05(a), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Issuer shall deliver to the Trustee definitive Dated Subordinated Debt Securities in aggregate principal amount equal to the principal amount of such Global Security or the portion to be exchanged executed by the Issuer. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered by the Holder to the Trustee, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Dated Subordinated Debt Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such Global Security, an equal aggregate principal amount of definitive Dated Subordinated Debt Securities of authorized denominations as the portion of such Global Security to be exchanged. Any Global Security that is exchangeable pursuant to this Section 3.05 shall be exchangeable for Dated Subordinated Debt Securities issuable in the denominations specified as contemplated by Section 3.01 and registered in such names as the Holder of such Global Security shall direct. If a definitive Dated Subordinated Debt Security in registered form is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on any Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such definitive Dated Subordinated Debt Security, but will be payable on such Interest Payment Date only to the person to whom payments of interest in respect of such portion of such Global

Security are payable.

A Depositary may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Dated Subordinated Debt Securities Indenture with respect to the Dated Subordinated Debt Securities.

(b)           Except as otherwise specified pursuant to Section 3.01, registered Dated Subordinated Debt Securities of any series may only be exchanged for a like aggregate principal amount of registered Dated Subordinated Debt Securities of such series of other authorized denominations containing identical terms and provisions. Dated Subordinated Debt Securities to be exchanged shall be surrendered at an office or agency of the Issuer designated pursuant to Section 10.02 for such purpose, and the Issuer shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Dated Subordinated Debt Security or Dated Subordinated Debt Securities of the same series which the Holder making the exchange shall be entitled to receive.

Except as otherwise specified pursuant to Section 3.01, the Issuer shall cause to be kept a register (herein sometimes referred to as the “Register” provided, no such Register shall be maintained in any office or agency in the United Kingdom) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of registered Dated Subordinated Debt Securities and of transfers of such Dated Subordinated Debt Securities. The Trustee is hereby appointed “Registrar” for the purpose of registering Dated Subordinated Debt Securities in registered form and transfers of Dated Subordinated Debt Securities in registered form as herein provided. Unless and until otherwise determined by the Issuer, the Trustee shall act as Registrar and the Register shall be kept at the Corporate Trust Office of the Trustee. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable period of time.  At all reasonable times, the Register shall be open for inspection by the Issuer and its authorized agents.

Registered Dated Subordinated Debt Securities shall be transferable only on the Register. Upon surrender for registration of transfer of any registered Dated Subordinated Debt Security of any series, together with the form of transfer, duly completed and executed, at an office or agency of the Issuer designated pursuant to Section 10.02 for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver to the address specified in the formal transfer, within three Business Days, in the name of the designated transferee or transferees, one or more new registered Dated Subordinated Debt Securities of the same series of any authorized denominations containing identical terms and provisions, of a like aggregate principal amount. The new registered Dated Subordinated Debt Security will be delivered to the transferee by uninsured post at the risk of the transferee to the address of the transferee specified in the form of transfer.

If only part of a registered Dated Subordinated Debt Security is transferred, a new registered Dated Subordinated Debt Security of an aggregate principal amount equal to the amount not being transferred shall be executed by the Issuer and authenticated and delivered by the Trustee to the transferor, in the name of the transferor, within three

Business Days after the Trustee acting as Paying Agent pursuant to Section 10.02 receives the registered Dated Subordinated Debt Security. The new registered Dated Subordinated Debt Security will be delivered to the transferor by uninsured post at the risk of the transferor to the address of the transferor appearing in the Register. A new registered Dated Subordinated Debt Security of an aggregate principal amount equal to the amount being transferred shall be delivered by the Trustee to the transferee, in the name of the transferee, within three Business Days after the Trustee acting as Paying Agent pursuant to Section 10.02 receives the registered Dated Subordinated Debt Security. The new registered Dated Subordinated Debt Security will be delivered to the transferee by uninsured post at the risk of the transferee to the address of the transferee specified in the form of transfer.

All Dated Subordinated Debt Securities issued upon any registration of transfer or exchange of Dated Subordinated Debt Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Dated Subordinated Debt Securities Indenture, as the Dated Subordinated Debt Securities surrendered upon such registration of transfer or exchange.

Every registered Dated Subordinated Debt Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied, by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed, by the registered Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Dated Subordinated Debt Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Dated Subordinated Debt Securities, other than exchanges pursuant to Section 3.04, Section 9.06 or Section 11.07 not involving any transfer.

The Issuer shall not be required (i) to issue, register the transfer of or exchange any Dated Subordinated Debt Security of any series during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of Dated Subordinated Debt Securities of such series selected for redemption under Section 11.03 and ending at the close of business on the day of the giving of such notice, or (ii) to register the transfer of or exchange any Dated Subordinated Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Dated Subordinated Debt Securities being redeemed in part.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Dated Subordinated Debt Securities Indenture or under applicable law with respect to any transfer of any interest in any Dated Subordinated Debt Securities (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Dated Subordinated Debt Securities Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Dated Subordinated Debt Securities. If any mutilated Dated Subordinated Debt Security (including any Global Security) is surrendered to the Trustee, the Issuer may execute and the Trustee shall, in the case of a Dated Subordinated Debt Security, authenticate and deliver in exchange therefor a new Dated Subordinated Debt Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Dated Subordinated Debt Security (including any Global Security) and (ii) such security or indemnity as may be required by them to keep each of them and any agent of any of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Dated Subordinated Debt Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon receipt of an Issuer Order the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Dated Subordinated Debt Security a new Dated Subordinated Debt Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Dated Subordinated Debt Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Dated Subordinated Debt Security, pay such Dated Subordinated Debt Security.

Upon the issuance of any new Dated Subordinated Debt Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Dated Subordinated Debt Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Dated Subordinated Debt Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Dated Subordinated Debt Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Dated Subordinated Debt Securities Indenture equally and proportionately with any and all other Dated Subordinated Debt Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Dated Subordinated Debt Securities.

Section 3.07. Payment; Interest Rights Preserved. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Dated Subordinated Debt

Securities, interest, if any, on any Dated Subordinated Debt Securities which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid, in the case of registered Dated Subordinated Debt Securities, to the Person in whose name that Dated Subordinated Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest or, in the case of Global Securities held by any Holder, to the Holder including through a Paying Agent of the Issuer designated pursuant to Section 3.01 outside the United Kingdom for collection by the Holder.

In the case of registered Dated Subordinated Debt Securities where payment is to be made in Dollars, payment at any Paying Agent’s office outside The City of New York will be made in Dollars by check drawn on, or, at the request of the Holder, by transfer to a Dollar account maintained by the payee with, a bank in The City of New York.

In the case of registered Dated Subordinated Debt Securities where payment is to be made in a Foreign Currency, payment will be made as established pursuant to Section 3.01.

Any interest on any Dated Subordinated Debt Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date is herein called “Defaulted Interest”. Defaulted Interest on any registered Dated Subordinated Debt Security of any series shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having then been such Holder as of such Regular Record Date, and such Defaulted Interest may be paid by the Issuer as provided in either clause (a) or (b) below at its election in each case:

(a)           The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the registered Dated Subordinated Debt Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Dated Subordinated Debt Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Issuer shall fix a Special Record Date for the payment of such Defaulted Interest in respect of such registered Dated Subordinated Debt Securities of such series which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after it delivers to the Trustee notice of the proposed payment. The Issuer shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner and to the extent provided in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest on the Dated Subordinated Debt Securities

of such series and the Special Record Date therefor having been so given, such Defaulted Interest on the Dated Subordinated Debt Securities of such series shall be paid in the case of registered Dated Subordinated Debt Securities to the Persons in whose names such Dated Subordinated Debt Securities (or their respective Predecessor Securities) are registered in the Register at the close of business on the Special Record Date, and such Defaulted Interest shall no longer be payable pursuant to the following clause (b); or

(b)           The Issuer may make payment of any Defaulted Interest on the Dated Subordinated Debt Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Dated Subordinated Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Dated Subordinated Debt Security delivered under this Dated Subordinated Debt Securities Indenture upon registration of transfer of or in exchange for or in lieu of any other Dated Subordinated Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Dated Subordinated Debt Security.

Section 3.08. Persons Deemed Owners. Prior to due presentment of a registered Dated Subordinated Debt Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Dated Subordinated Debt Security is registered as the owner of such Dated Subordinated Debt Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Dated Subordinated Debt Security and for all other purposes whatsoever, whether or not such Dated Subordinated Debt Security be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 3.09. Cancellation. All Dated Subordinated Debt Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it in accordance with its customary procedures. The Issuer may at any time deliver to the Trustee for cancellation any Dated Subordinated Debt Securities previously authenticated and delivered hereunder and all Dated Subordinated Debt Securities so delivered shall be promptly cancelled by the Trustee. No Dated Subordinated Debt Securities shall be authenticated in lieu of or in exchange for any Dated Subordinated Debt Securities cancelled as provided in this Section, except as expressly permitted by the provisions of the Dated Subordinated Debt Securities of any series or pursuant to the provisions of this Dated Subordinated Debt Securities Indenture. The Trustee shall deliver to the Issuer all cancelled Dated Subordinated Debt Securities held by the Trustee.

Section 3.10. Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Dated Subordinated Debt Securities of any series, payments of interest on the Dated Subordinated Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11. CUSIP Numbers. The Issuer in issuing any series of the Dated Subordinated Debt Securities may use “CUSIP”, “ISIN” and/or “Common Code” numbers (if then generally in use) or any successor to such numbers and thereafter with respect to such series, the Trustee shall use “CUSIP”, “ISIN” and/or “Common Code” numbers or successor numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Dated Subordinated Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Dated Subordinated Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP”, “ISIN” and/or “Common Code” numbers or successor numbers.

Section 3.12. Additional Dated Subordinated Debt Securities. The Issuer may, from time to time, without the consent of the Holders of the Dated Subordinated Debt Securities of any series, issue additional Dated Subordinated Debt Securities (“Additional Dated Subordinated Debt Securities”) of one or more of the series of Dated Subordinated Debt Securities issued under this Dated Subordinated Debt Securities Indenture, having the same ranking and same interest rate, Stated Maturity, redemption terms and other terms, except for the price to the public and issue date and first Interest Payment Date, as the Dated Subordinated Debt Securities; provided, however, that such Additional Dated Subordinated Debt Securities must be either treated as part of the same issue of debt instruments for U.S. federal income tax purposes or be issued with an issue price that is no less than the adjusted issue price of the Dated Subordinated Debt Securities at the time of issuance of the Additional Dated Subordinated Debt Securities for U.S. federal income tax purposes. Any such Additional Dated Subordinated Debt Securities, together with the Dated Subordinated Debt Securities of the applicable series, will constitute a single series of Dated Subordinated Debt Securities under this Dated Subordinated Debt Securities Indenture and shall be included in the definition of “Dated Subordinated Debt Securities” in this Dated Subordinated Debt Securities Indenture where the context requires.

ARTICLE 4
SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Dated Subordinated Debt Securities Indenture. This Dated Subordinated Debt Securities Indenture shall upon an Issuer Request cease to be of further effect with respect to Dated Subordinated Debt Securities of any series (except as to any surviving rights of registration of transfer or exchange of Dated Subordinated Debt Securities of such series herein expressly provided for), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Dated Subordinated Debt Securities Indenture with respect to the Dated Subordinated Debt Securities of such series when:

(a)           either:

(i)            all Dated Subordinated Debt Securities of such series theretofore authenticated and delivered (other than (A) Dated Subordinated Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Dated Subordinated Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii)           all such Dated Subordinated Debt Securities not theretofore delivered to the Trustee for cancellation:

(A)          have become due and payable or will become due and payable at their Stated Maturity within one year, or

(B)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, or

(C)          are to be exchanged for stock or other securities of the Issuer or another entity or other entities and notice of exchange of such Dated Subordinated Debt Securities for stock or other securities of the Issuer or another entity or other entities shall have been given, and the Issuer has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount in cash, or U.S. Government Obligations (with respect to Dated Subordinated Debt Securities denominated in Dollars) or Foreign Government Securities (with respect to Dated Subordinated Debt Securities denominated in the same Foreign Currency) maturing, in the case of (A) and (B) above, as to principal and interest, if any, and, in the case of (C) above, as to accrued interest, if any, in such amounts and at such times as will ensure the availability of cash sufficient to pay and discharge all claims with respect to such Dated Subordinated Debt Securities not theretofore delivered to the Trustee for cancellation, in the case of (A) and (B) above, for principal (and premium, if any) and accrued interest, if any, and, in the case of (C) above, as to accrued interest, if any, to the date of such deposit (in the case of Dated Subordinated Debt Securities which have become due and payable) or to the Redemption Date;

(b)           the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the Dated Subordinated Debt Securities of such series; and

(c)           the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Dated Subordinated Debt Securities Indenture with respect to the Dated Subordinated Debt Securities of such series have been complied with.

Notwithstanding any satisfaction and discharge of this Dated Subordinated Debt Securities Indenture with respect to the Dated Subordinated Debt Securities of such series, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if cash, U.S. Government Obligations and/or Foreign Government Securities shall have been deposited with the Trustee pursuant to subclause Section 4.01(a)(ii) of clause Section 4.01(a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge, including any termination under any bankruptcy law. The Issuer’s rights and obligations under this Section 4.01 shall be subject to Regulatory Approval.

Section 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all cash, U.S. Government Obligations and Foreign Government Securities deposited with the Trustee pursuant to Section 4.01 shall be held in trust and such cash and the proceeds from such U.S. Government Obligations and/or Foreign Government Securities shall be applied by it, in accordance with the provisions of the Dated Subordinated Debt Securities of such series, and this Dated Subordinated Debt Securities Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such cash, U.S. Government Obligations and/or Foreign Government Securities have been deposited with the Trustee.

Section 4.03. Repayment to Issuer. The Trustee, the Calculation Agent and any Paying Agent promptly shall pay to the Issuer upon Issuer Request any excess money, U.S. Government Obligations and/or Foreign Government Securities held by them at any time with respect to any series of Dated Subordinated Debt Securities.

ARTICLE 5
REMEDIES

Section 5.01. Events of Default. “Event of Default”, wherever used herein with respect to Dated Subordinated Debt Securities of a particular series, means:

(a)           the making or entry of any order by an English court which is not successfully appealed within 30 days after the date such order was made or entered for the winding up of the Issuer; or

(b)           the valid adoption by the shareholders of the Issuer of any effective resolution for the winding up of the Issuer;

in either case, other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Dated Subordinated Debt Securities of any series at the time Outstanding occurs and is continuing (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of the Issuer, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of Holders and (ii) do not provide that the Dated Subordinated Debt Securities shall thereby become redeemable or repayable in accordance with the terms of the Dated Subordinated Debt Securities), then in every such case the Trustee may, or if so requested by the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series, shall declare the principal amount (or, in the case of Original Issue Discount Securities, the accreted face amount) together with accrued interest, if any, of all the Dated Subordinated Debt Securities of that series to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by the Holder or Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Dated Subordinated Debt Securities of any series has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holder or Holders of a majority in aggregate principal amount of the Outstanding Dated Subordinated Debt Securities of such series, by written notice to the Issuer and the Trustee, may rescind or annul such declaration of acceleration and its consequences, but only if:

(a)           the Issuer has paid to or deposited with the Trustee a sum sufficient to pay:

(i)            the principal of (and premium, if any, on) any Dated Subordinated Debt Securities of such series which have become due otherwise than by such declaration of acceleration and any due and payable interest, and overdue interest, if any, thereon at the rate or rates prescribed therefor in such Dated Subordinated Debt Securities,

(ii)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)           any other Events of Default with respect to the Dated Subordinated Debt Securities of such series have been cured or waived as provided by Section 5.13.

No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee.

Unless otherwise provided and contemplated pursuant to Section 3.01 with respect to the Dated Subordinated Debt Securities of any series, “Default”, wherever used herein, means any one of the following events (whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           the Issuer fails to pay any interest upon any Dated Subordinated Debt Security and such default continues for 14 days; or

(b)           the Issuer fails to pay the principal of (or premium, if any, on) any Dated Subordinated Debt Security of any series at its Maturity and such failure is continued for 14 days.

If a Default occurs, the Trustee may, to enforce the obligations of the Issuer, institute proceedings in England (but not elsewhere) for the winding up of the Issuer, provided that the Trustee may not, upon the occurrence of a Default, unless an Event of Default has occurred and is continuing, accelerate the Maturity of any of the Outstanding Dated Subordinated Debt Securities.

Notwithstanding the foregoing, failure to make any payment in respect of the Dated Subordinated Debt Securities shall not be a Default in respect of such Dated Subordinated Debt Securities if such payment is withheld or refused (i) in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment or (ii) in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given with respect to validity or applicability of such law, regulation or order at any time during said period of 14 days by independent legal advisers acceptable to the Trustee, provided, however, that the Trustee may by notice to the Issuer require the Issuer to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the Trustee may be advised in an opinion of counsel, upon which opinion the Trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case the Issuer shall forthwith take and expeditiously proceed with such action and shall be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the provisions of the preceding sentence shall cease to have effect and the payment shall become due and payable on the expiration of 14 days after the Trustee gives written notice to the Issuer informing it of such resolution.

No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Dated Subordinated Debt Security, or for any claim in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Dated Subordinated Debt Securities Indenture or in any Dated Subordinated Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Issuer, either directly or through the Issuer or any successor corporation of the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Dated Subordinated Debt Securities Indenture and the issue of the Dated Subordinated Debt Securities of a series.

Section 5.04. Trustee May File Proofs of Claim. In case of the pendency of any administration, receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, winding-up or other judicial proceeding relative to the Issuer or any other obligor upon the Dated Subordinated Debt Securities of any series or to the property of the Issuer or such other obligor or their creditors (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee (irrespective of whether the principal of the Dated Subordinated Debt Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal (and premium, if any) or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys and other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator, administrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a Dated Subordinated Debt Security to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

Subject to Article 8 and Section 9.02, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any Dated Subordinated Debt Security any plan of reorganization, arrangement, adjustment, or composition affecting any Dated Subordinated Debt Securities or the rights of any Holder of any Dated Subordinated Debt Security or to authorize the Trustee to vote in respect of the claim of any such Holder or holder in any such proceeding.

The provisions of this Section 5.04 are subject to the provisions of Article 12.

Section 5.05. Trustee May Enforce Claims Without Possession of Dated Subordinated Debt Securities. All rights of action and claims under this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Dated Subordinated Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel be for the ratable benefit of the Holders of the Dated Subordinated Debt Securities in respect of which such judgment has been recovered.

Section 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article in respect of any series of Dated Subordinated Debt Securities shall, subject to the provisions of Article 12, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, if any, upon presentation of such Dated Subordinated Debt Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Dated Subordinated Debt Securities due and owing to the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on such series of Dated Subordinated Debt Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Dated Subordinated Debt Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: To the payment of the balance, if any, to the Issuer or any other Person or Persons legally entitled thereto.

Section 5.07. Limitation on Suits. No Holder of any Dated Subordinated Debt Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities of any series, or for the appointment of an administrator, receiver or trustee, or for any other remedy hereunder or thereunder, unless:

(a)           such Holder has previously given written notice to the Trustee of a continuing Event of Default or Default with respect to Dated Subordinated Debt Securities of the same series specifying such Event of Default and stating that such notice is a “Notice of Default” hereunder;

(b)           the Holders of not less than 25% in aggregate principal amount of the Outstanding Dated Subordinated Debt Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Default in its own name, as Trustee hereunder;

(c)           such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Dated Subordinated Debt Securities of such series;

it being understood and intended that no one or more Holders of Dated Subordinated Debt Securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities of such series to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities of such series, except in the manner herein provided and for the equal and ratable benefit of all Holders of Dated Subordinated Debt Securities of such series.

Section 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest, If Any. Notwithstanding any other provision in this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities of any series, the Holder of any Dated Subordinated Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Dated Subordinated Debt Security on the respective Stated Maturities as expressed in such Dated Subordinated Debt Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

Section 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder of any Dated Subordinated Debt Security has instituted any proceeding to enforce any right or remedy under this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities of any series and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders of Dated Subordinated Debt Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Dated Subordinated Debt Securities shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Dated Subordinated Debt Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Dated Subordinated Debt Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Dated Subordinated Debt Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Dated Subordinated Debt Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Dated Subordinated Debt Securities, as the case may be.

Section 5.12. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Dated Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Dated Subordinated Debt Securities of such series; provided that:

(a)           such direction shall not be in conflict with any rule of law or regulation or with this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities of any series;

(b)           the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of any Dated Subordinated Debt Securities of any series not taking part in such direction with respect to which the Trustee is acting as the Trustee; and

(c)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Dated Subordinated Debt Securities of any series may on behalf of the Holders of all the Dated Subordinated Debt Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(a)           in the payment of the principal of (or premium, if any) or interest, if any, on any Dated Subordinated Debt Security of such series, or

(b)           in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Dated Subordinated Debt Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Dated Subordinated Debt Securities Indenture, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs. All parties to this Dated Subordinated Debt Securities Indenture agree, and each Holder of any Dated Subordinated Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Dated Subordinated Debt Securities Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Dated Subordinated Debt Securities of any series pursuant to Section 5.07, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Dated Subordinated Debt Security on or after the respective Stated Maturities expressed in such Dated Subordinated Debt Security (or, in the case of redemption, on or after the Redemption Date).

ARTICLE 6
THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Dated Subordinated Debt Securities Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or reasonable indemnity or security against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Dated Subordinated Debt Securities Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02. Notice of Defaults. Within 90 days after the occurrence of any Event of Default or Default hereunder with respect to Dated Subordinated Debt Securities of any series of which the Trustee has written notice of such Event of Default or Default the Trustee shall transmit in the manner and to the extent provided in Section 1.06 to Holders of Dated Subordinated Debt Securities of such series notice of such Event of Default or Default hereunder known to the Trustee, unless such Event of Default or Default shall have been cured or waived; provided, however, that, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of Dated Subordinated Debt Securities of such series.

Section 6.03. Certain Rights of Trustee. Subject to the provisions of Section 6.01:

(a)           the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Dated Subordinated Debt Securities Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)           the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Dated Subordinated Debt Securities Indenture at the request or direction of any of the Holders pursuant to this Dated Subordinated Debt Securities Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the reasonable expense of the Issuer and shall incur no liability by reason of such inquiry or investigation; provided that the Trustee shall not be entitled to such information which the Issuer is prevented from disclosing as a matter of law, regulation or contract;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than an officer or employee of the Trustee) or attorney appointed with due care by it hereunder;

(h)           the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Dated Subordinated Debt Securities Indenture;

(i)            the Trustee shall not be deemed to have notice of any Event of Default or Default unless a Responsible Officer of the Trustee has received written notice at the Corporate Trust Office of the Trustee of any event which is in fact such a default;

(j)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(k)           in no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of extraordinary and unforeseeable circumstances beyond its reasonable control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Dated Subordinated Debt Securities Indenture; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(l)            in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(m)          the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(n)           the Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to the Dated Subordinated Debt Securities Indenture; and

(o)           The Trustee shall have the right to request from any party to this Dated Subordinated Debt Securities Indenture, or any other Person entitled to payment hereunder, any additional tax forms or documentation as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Internal Revenue Code of 1986, as amended (the “Code”).

Section 6.04. Not Responsible for Recitals or Issuance of Dated Subordinated Debt Securities. The recitals contained herein and in the Dated Subordinated Debt Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Authenticating Agent nor any other agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Dated Subordinated Debt Securities Indenture or of the Dated Subordinated Debt Securities, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Dated Subordinated Debt Securities Indenture. Neither the Trustee nor any Authenticating Agent nor any other agent shall be accountable for the use or application by the Issuer of Dated Subordinated Debt Securities or the proceeds thereof.

Section 6.05. May Hold Dated Subordinated Debt Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Registrar and any Calculation Agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Dated Subordinated Debt Securities and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar, Calculation Agent or such other agent.

Section 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or regulation. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 6.07. Compensation and Reimbursement.

(a)           The Issuer agrees:

(i)            to pay to the Trustee from time to time compensation for all services rendered by it hereunder as agreed upon in writing by the Issuer from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Dated Subordinated Debt Securities Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct; and

(iii)          to indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense (including legal fees and expenses) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder including the costs and expenses of defending itself against any claim (whether asserted by the Issuer, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder but excluding any tax liabilities of the Trustee in respect of its income, profits or gains.

The Trustee shall notify the Issuer in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after a Responsible Officer of the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Issuer shall be entitled to participate in, and to the extent it shall wish, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Trustee. If the Issuer and the Trustee are being represented by the same counsel and the Issuer has assumed the defense of the claim, the Trustee shall not be authorized to settle a claim without the written consent of the Issuer, which consent shall not be unreasonably withheld.

If the Trustee is represented by separate counsel due to a conflict of interest or its need for separate representation due to a need to assert defenses which are different from the Issuer’s, in the Trustee’s sole discretion, the Trustee shall be entitled to enter into any settlement without the written consent of the Issuer and any and all fees, costs and expenses of such separate legal representation of the Trustee will be paid by the Issuer.

As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a senior lien to which the Dated Subordinated Debt Securities are hereby made subordinate, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on the Dated Subordinated Debt Securities.

The provisions of this Section 6.07 shall survive the termination of this Dated Subordinated Debt Securities Indenture or the earlier resignation or removal of the Trustee.

(b)           To the extent that (x) the Issuer’s obligations to reimburse and indemnify the Trustee (and each agent, custodian and other Person employed to act hereunder) pursuant to this Section 6.07 (or any other agreement entered into in connection with the Dated Subordinated Debt Securities) are liabilities under the Banking Act 2009 that are not excluded liabilities or otherwise excluded from bail-in by legislation, rule, regulation or regulatory technical standard or any other exemption therefrom or amendment thereto and (y) the Relevant UK Resolution Authority has exercised any UK Bail-in Power in whole or in part with respect to such liabilities, notwithstanding any other term of the Dated Subordinated Debt Securities or this Dated Subordinated Debt Securities Indenture or any other agreements, arrangements or understandings between the Issuer and the Trustee (and each agent, custodian and other Person employed to act hereunder), the Trustee (and each agent, custodian and other Person employed to act hereunder) acknowledge, agree to be bound by and consent to the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority in relation to the obligations of the Issuer to the Trustee (and each agent, custodian and other Person employed to act hereunder) under this Section 6.07 (or any other agreement entered into in connection with the Dated Subordinated Debt Securities).

To the extent that the Issuer’s obligations to reimburse and indemnify the Trustee are liabilities of the type listed in section 48B(7A) of the Banking Act 2009 or in any other exemption or amendment thereto, the Issuer’s obligations to reimburse and indemnify the Trustee in accordance with this Section 6.07 shall survive any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

(c)           Other than in circumstances where the Relevant UK Resolution Authority has exercised the UK Bail-in Power, in whole or in part with respect to the Dated Subordinated Debt Securities, the accrued obligations of the Issuer under this Section 6.07 to compensate and indemnify the Trustee for expenses, losses, claims damages, liabilities, disbursements and advances shall survive the termination, satisfaction and discharge of this Dated Subordinated Debt Securities Indenture, including any termination under any applicable bankruptcy or similar law or the removal or resignation of the Trustee.

(d)           It is the intention of the parties hereto that the Issuer’s obligations to indemnify the Trustee in accordance with this Section 6.07 shall survive any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

Section 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Dated Subordinated Debt Securities Indenture.

Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder with respect to each series which shall be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State or District of Columbia authority and, if there be such corporation willing and able to act as trustee on reasonable and customary terms, having its corporate trust office or agency in the Borough of Manhattan, The City of New York, New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.10. Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b)           The Trustee may resign at any time with respect to the Dated Subordinated Debt Securities of one or more series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee with respect to the Dated Subordinated Debt Securities of such series.

(c)           The Trustee may be removed at any time with respect to the Dated Subordinated Debt Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Dated Subordinated Debt Securities of such series delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Dated Subordinated Debt Securities of such series.

(d)           If at any time:

(i)            the Trustee shall fail to comply with Section 6.08 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Dated Subordinated Debt Security of the series as to which the Trustee has a conflicting interest for at least six months, or

(ii)           the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Dated Subordinated Debt Security for at least six months, or

(iii)          the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or an administrator, custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official of the Trustee or of its property shall be appointed or any public officer shall take charge, or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

(iv)          the Trustee shall fail to perform its obligations to the Issuer under the Dated Subordinated Debt Securities Indenture in any material respect,

then, in any such case, (A) the Issuer by a Board Resolution may remove the Trustee with respect to any or all series of Dated Subordinated Debt Securities or (B) subject to Section 5.14 (and except in the case of subparagraph Section 6.10(d)(iv) above), any Holder who has been a bona fide Holder of a Dated Subordinated Debt Security for at least six months (and, in the case of Section 6.10(d)(i) above, who is a Holder of a Dated Subordinated Debt Security of the series as to which the Trustee has a conflicting interest) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Dated Subordinated Debt Securities and the appointment of a successor Trustee or Trustees.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Dated Subordinated Debt Securities of one or more series, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Dated Subordinated Debt Securities of such series (it being understood that any successor Trustee may be appointed with respect to the Dated Subordinated Debt Securities of one or more or all of such series and at any time there shall be only one Trustee with respect to the Dated Subordinated Debt Securities of any particular series), and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Dated Subordinated Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Dated Subordinated Debt Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Dated Subordinated Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Dated Subordinated Debt Securities of any series shall have been so appointed by the Issuer or the Holders of Dated Subordinated Debt Securities of such series and accepted appointment in the manner hereinafter required by Section 6.11, any

Holder who has been a bona fide Holder of a Dated Subordinated Debt Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Dated Subordinated Debt Securities of such series.

(f)            The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Dated Subordinated Debt Securities of any series and each appointment of a successor Trustee with respect to the Dated Subordinated Debt Securities of any series in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Dated Subordinated Debt Securities of such series and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor.

(a)           In case of the appointment hereunder of a successor Trustee with respect to all Dated Subordinated Debt Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee, all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)           In case of the appointment hereunder of a successor Trustee with respect to the Dated Subordinated Debt Securities of one or more (but not all) series, the Issuer, the retiring Trustee and each successor Trustee with respect to the Dated Subordinated Debt Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Dated Subordinated Debt Securities of such series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Dated Subordinated Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Dated Subordinated Debt Securities of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Dated Subordinated Debt Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Dated Subordinated Debt Securities of such series to which the appointment of such successor Trustee relates; but, on request of the Issuer or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Dated Subordinated Debt Securities of such series to which the appointment of such successor Trustee relates.

(c)           Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.11, as the case may be.

(d)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 6.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Dated Subordinated Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Dated Subordinated Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Dated Subordinated Debt Securities.

Section 6.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Dated Subordinated Debt Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

Section 6.14. Appointment of Authenticating Agent. The Trustee may at any time appoint an Authenticating Agent or Agents with respect to one or more series of Dated Subordinated Debt Securities which shall be authorized to act on behalf of the Trustee to authenticate Dated Subordinated Debt Securities of such series upon original issue, or issued upon exchange, registration of transfer or partial redemption thereof or in lieu of destroyed, lost or stolen Dated Subordinated Debt Securities, and Dated Subordinated Debt Securities so authenticated shall be entitled to the benefits of this Dated Subordinated Debt Securities Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Dated

Subordinated Debt Securities Indenture to the authentication and delivery of Dated Subordinated Debt Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be a corporation or national banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or national banking association succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give notice to the Holders of Dated Subordinated Debt Securities in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14.

If an appointment with respect to one or more series is made pursuant to this Section, the Dated Subordinated Debt Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Dated Subordinated Debt Securities referred to in the within-mentioned Dated Subordinated Debt Securities Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

By:
as Authenticating Agent

ARTICLE 7
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUER

Section 7.01. Issuer to Furnish Trustee Names and Addresses of Holders. The Issuer, with respect to any series of Dated Subordinated Debt Securities in registered form, will furnish or cause to be furnished to the Trustee:

(a)           quarterly, not more than 15 days after each Regular Record Date (or after each of the dates to be specified for such purpose for non-interest bearing Dated Subordinated Debt Securities and Dated Subordinated Debt Securities on which interest is paid less frequently than quarterly as contemplated by Section 3.01), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of registered Dated Subordinated Debt Securities as of such Regular Record Date or such specified date, and

(b)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

The Issuer need not furnish or cause to be furnished to the Trustee pursuant to this Section 7.01 the names and addresses of Holders of registered Dated Subordinated Debt Securities if and so long as the Trustee acts as Registrar with respect to such series of Dated Subordinated Debt Securities, provided further that if the Dated Subordinated Debt Securities are issued to a Depositary, the Issuer need not furnish a list of such names and addresses.

Section 7.02. Preservation of Information; Communication to Holders.

(a)           The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 7.01 and (ii) received by the Trustee in its capacity as Registrar (if so acting). The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b)           The rights of the Holders of Dated Subordinated Debt Securities of any series to communicate with other Holders with respect to their rights under this Dated Subordinated Debt Securities Indenture or under the Dated Subordinated Debt Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c)           Every Holder, by receiving and holding a Dated Subordinated Debt Security, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b) or otherwise made pursuant to the Trust Indenture Act.

Section 7.03. Reports by Trustee.

(a)           Within 60 days after May 15 in each year following the date hereof, so long as any Dated Subordinated Debt Securities are Outstanding hereunder, the Trustee shall transmit to Holders as provided in the Trust Indenture Act a brief report dated as of a date required by and in compliance with the Trust Indenture Act.

(b)           A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Trustee has been notified that the Dated Subordinated Debt Securities are listed, with the Commission and with the Issuer. The Issuer will notify the Trustee when Dated Subordinated Debt Securities are listed on any securities exchange.

Section 7.04. Reports by the Issuer. The Issuer shall:

(a)           file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate);

(b)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Dated Subordinated Debt Securities Indenture as may be required from time to time by such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate); and

(c)           transmit to Holders, in the manner and to the extent required by the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

The Trustee shall have no responsibility to determine if any filings to the Commission have been made by the Issuer pursuant to this Section 7.04.

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

Section 8.01. Issuer May Consolidate, Etc., Only on Certain Terms. The Issuer may, without the consent of Holders of any Dated Subordinated Debt Securities of any series Outstanding under this Dated Subordinated Debt Securities Indenture, consolidate or amalgamate with or merge into any other corporation or convey or transfer or lease its properties and assets substantially as an entirety to any Person; provided that:

(a)           the corporation formed by such consolidation or amalgamation or into which the Issuer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety (i) shall be a company organized and existing under the laws of England and Wales, the laws of any member state of the European Union (as the same may be constituted from time to time), the laws of any state of the United States, the laws of any province of Canada, the laws of Australia or the laws of New Zealand, and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Dated Subordinated Debt Securities in accordance with the provisions of such Dated Subordinated Debt Securities and this Dated Subordinated Debt Securities Indenture and the performance of every covenant of this Dated Subordinated Debt Securities Indenture on the part of the Issuer to be performed or observed; and

(b)           the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02. Successor Corporation Substituted. Upon any consolidation by the Issuer with, or amalgamation or merger by the Issuer into, any other corporation or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 8.01, the successor corporation formed by such consolidation or amalgamation or into which the Issuer is merged or to which such conveyance or transfer is made shall succeed to and be substituted for, and may exercise every right and power of, the Issuer under this Dated Subordinated Debt Securities Indenture with the same effect as if such successor corporation had been named as the Issuer, herein, and thereafter, the predecessor corporation shall be relieved of all obligations and covenants under the Dated Subordinated Debt Securities Indenture and the Dated Subordinated Debt Securities.

Section 8.03. Assumption of Obligations. With respect to the Dated Subordinated Debt Securities of any series, subject to applicable law and regulation, a holding company of the Issuer or any wholly owned subsidiary of the Issuer (a “successor entity”)

may without the consent of any Holder assume the obligations of the Issuer (or any corporation which shall have previously assumed the obligations of the Issuer) for the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on any series of Dated Subordinated Debt Securities in accordance with the provisions of such Dated Subordinated Debt Securities and this Dated Subordinated Debt Securities Indenture and the performance of every covenant of this Dated Subordinated Debt Security Indenture and such series of Dated Subordinated Debt Securities on the part of the Issuer to be performed or observed, provided that:

(a)           the successor entity shall expressly assume such obligations by an amendment to the Dated Subordinated Debt Securities Indenture, executed by the Issuer and the successor entity, and delivered to the Trustee, in form satisfactory to the Trustee, and the Issuer shall, by amendment to the Dated Subordinated Debt Securities Indenture, unconditionally guarantee all of the obligations of such successor entity under the Dated Subordinated Debt Securities of such series and the Dated Subordinated Debt Securities Indenture as so modified by such amendment;

(b)           such successor entity shall confirm in such amendment to the Dated Subordinated Debt Securities Indenture that such successor entity will pay all Additional Amounts, if any, payable pursuant to Section 10.04 and the Taxing Jurisdiction shall be treated as the country of organization of such successor entity, which assumes obligations according to this Section 8.03and shall not be the country of organization of the Issuer; and

(c)           immediately after giving effect to such assumption of obligations, no Event of Default or Default, and no event which, after notice or lapse of time or both, would become an Event of Default or Default, shall have occurred and be continuing.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Dated Subordinated Debt Securities Indenture with respect to any such Dated Subordinated Debt Securities with the same effect as if such successor entity had been named as the Issuer in this Dated Subordinated Debt Securities Indenture, and the Issuer or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Dated Subordinated Debt Securities except as provided in clause (a) of this Section 8.03.

ARTICLE 9
SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Issuer, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)           to evidence the succession of another corporation to the Issuer and the assumption by any such successor of the covenants of the Issuer herein and in the Dated Subordinated Debt Securities;

(b)           to add to the covenants of the Issuer for the benefit of the Holders of all or any series of Dated Subordinated Debt Securities (and, if such covenants are to be for the benefit of less than all series of Dated Subordinated Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Issuer;

(c)           to add any additional Defaults;

(d)           to add to, change or eliminate any of the provisions of this Dated Subordinated Debt Securities Indenture, or any supplemental indenture, provided that any such change or elimination shall become effective only when there is no Dated Subordinated Debt Security Outstanding of any series created prior to the execution of such supplemental indenture effecting such change or elimination which is entitled to the benefit of such provision, and adversely affected by such addition, change or elimination;

(e)           to establish the form or terms of Dated Subordinated Debt Securities of any series as permitted by Section 2.01 or Section 3.01;

(f)            to change any Place of Payment, so long as the Place of Payment as required by Section 3.01 is maintained;

(g)           to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any supplemental indenture;

(h)           to make any other provisions with respect to matters or questions arising under this Dated Subordinated Debt Securities Indenture, provided such action shall not adversely affect the interests of the Holders of Outstanding Dated Subordinated Debt Securities of any series in any material respect;

(i)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Dated Subordinated Debt Securities of one or more series and to add to or change any of the provisions of this Dated Subordinated Debt Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b);

(j)            to modify and amend the terms of this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities to the extent necessary to give effect to the exercise by the Relevant UK Resolution Authority of the UK Bail-in Power, including each and every consequence arising therefrom referred to in Section 12.01; or

(k)           to change or eliminate any provision of this Dated Subordinated Debt Securities Indenture as permitted by Section 1.07.

Section 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Dated Subordinated Debt Securities of each series affected by such supplemental Dated Subordinated Debt Securities Indenture (voting as a class), by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Dated Subordinated Debt Securities Indenture or of modifying in any manner the rights of the Holders of Dated Subordinated Debt Securities of such series under this Dated Subordinated Debt Securities Indenture; provided, however, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Dated Subordinated Debt Security affected thereby:

(a)           change the Stated Maturity, if any, of any principal amount or any interest amounts in respect of any such Dated Subordinated Debt Security, reduce the principal amount thereof or the rate of interest, if any, thereon, or any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 5.02, or change the obligation of the Issuer (or its successor) to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)) on the Dated Subordinated Debt Securities, or the currency of payment of the principal amount of, premium, if any, or interest on, any such Dated Subordinated Debt Security, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or change the subordination provisions of the Dated Subordinated Debt Securities of such series; or

(b)           reduce the percentage in aggregate principal amount of the Outstanding Dated Subordinated Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Dated Subordinated Debt Securities Indenture or of certain defaults hereunder and their consequences) provided for in this Dated Subordinated Debt Securities Indenture; or

(c)           modify any of the provisions of this Section 9.02 or Section 5.13 except to increase any such percentage or to provide that certain other provisions of this Dated Subordinated Debt Securities Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Dated Subordinated Debt Security affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Dated Subordinated Debt Securities Indenture which has expressly been included solely for the benefit of one or more particular series of Dated Subordinated

Debt Securities, or which modifies the rights of the Holders of Dated Subordinated Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Dated Subordinated Debt Securities Indenture of the Holders of Dated Subordinated Debt Securities of any other series.

Section 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Dated Subordinated Debt Securities Indenture, the Trustee shall receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Dated Subordinated Debt Securities Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Issuer. The Trustee may, but shall not be obliged to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Dated Subordinated Debt Securities Indenture or otherwise.

Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Dated Subordinated Debt Securities Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Dated Subordinated Debt Securities Indenture for all purposes; and every Holder of Dated Subordinated Debt Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except as otherwise expressed therein.

Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect. The Issuer’s rights and obligations under this Article 9 shall be subject to the consent of the Regulator, if required.

Section 9.06. Reference in Dated Subordinated Debt Securities to Supplemental Indentures. Dated Subordinated Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Dated Subordinated Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and such Dated Subordinated Debt Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Dated Subordinated Debt Securities of such series.

ARTICLE 10
COVENANTS

Section 10.01. Payment of Principal, Premium, and Interest. The Issuer covenants and agrees for the benefit of each series of Dated Subordinated Debt Securities that it will duly and punctually pay the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on the Dated Subordinated Debt Securities of that series in accordance with the terms of the Dated Subordinated Debt Securities and this Dated Subordinated Debt Securities Indenture.

Section 10.02. Maintenance of Office or Agency. The Issuer will maintain in each Place of Payment for any series of Dated Subordinated Debt Securities an office or agency where Dated Subordinated Debt Securities of that series may be presented or surrendered for payment, where Dated Subordinated Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Dated Subordinated Debt Securities of that series and this Dated Subordinated Debt Securities Indenture may be served; provided, however, that at the option of the Issuer in the case of registered Dated Subordinated Debt Securities of such series, payment of any interest thereon may be made by check mailed to the address of the Person entitled herein as such address shall appear in the Register. With respect to the Dated Subordinated Debt Securities of any series, such office or agency in each Place of Payment shall be specified as contemplated by Section 3.01, and if not so specified, initially shall be the Corporate Trust Office of the Trustee. Unless otherwise specified pursuant to Section 3.01, the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of Dated Subordinated Debt Securities of any series and this Dated Subordinated Debt Securities Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Issuer hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Dated Subordinated Debt Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of any obligation to maintain an office or agency in each Place of Payment (except as otherwise indicated in this Section) for Dated Subordinated Debt Securities of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03. Money for Payments to be Held in Trust. If the Issuer shall at any time act as Paying Agent with respect to the Dated Subordinated Debt Securities of any series, it will, on or before each due date for payment of the principal of (and premium, if any) or interest, if any, on any of the Dated Subordinated Debt Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.

Whenever the Issuer shall have one or more Paying Agents for any series of Dated Subordinated Debt Securities, it will, prior to 10:00 a.m. in the applicable Place of Payment on each due date for payment of the principal of (and premium, if any) or interest, if any, on any Dated Subordinated Debt Securities of that series deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or its failure so to act. Unless otherwise specified as contemplated by Section 3.01, the Trustee shall be the Issuer’s Paying Agent. The Issuer will cause each Paying Agent for any series of Dated Subordinated Debt Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)           hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Dated Subordinated Debt Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustee written notice of any default by the Issuer (or any other obligor upon the Dated Subordinated Debt Securities of that series) in the making of any payment, when due and payable, or principal of (and premium, if any) or interest, if any, on Dated Subordinated Debt Securities of that series; and

(c)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at the time, for the purpose of obtaining the satisfaction and discharge of this Dated Subordinated Debt Securities Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Dated Subordinated Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, have become due and payable shall be paid to the Issuer on an Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Dated Subordinated Debt Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

If a Paying Agent pays any amounts to the Holders or to any other Paying Agent at a time when it has not received payment in full in respect of the relevant series of Dated Subordinated Debt Securities (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the Issuer will pay to such Paying Agent on demand interest (at a rate which represents such Paying Agent’s cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by such Paying Agent of the Shortfall.

Section 10.04. Additional Amounts. Unless otherwise specified in any Board Resolution establishing the terms of Dated Subordinated Debt Securities of a series in accordance with Section 3.01, all payments of principal and interest in respect of the Dated Subordinated Debt Securities by the Issuer will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by or on behalf of the country in which the Issuer is organized, or any political subdivision of the same or authority therein or thereof having power to tax (the “Taxing Jurisdiction”), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, in respect of the payment of any interest on (but not, for the avoidance of doubt, in respect of any principal of) the Dated Subordinated Debt Securities, the Issuer will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts receivable by the Holders after such withholding or deduction shall equal the amounts which would have been receivable in the absence of any requirement to make such withholding or deduction, except that no such Additional Amounts shall be payable in relation to any such tax,  duty, assessment, governmental charge, deduction or withholding which:

(a)           would not be payable or due but for the fact that the Holder or beneficial owner is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a Dated Subordinated Debt Security, or the collection of principal or interest payments on, or the enforcement of, a Dated Subordinated Debt Security;

(b)           would not be payable or due but for the fact that the certificate representing the relevant Dated Subordinated Debt Securities (x) is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such thirty (30)-day period or (y) is presented for payment in the Taxing Jurisdiction;

(c)           is imposed in respect of a Holder that is not the sole beneficial owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or the beneficial owner of such payment would not have been entitled to an Additional Amount had the beneficiary, settlor, beneficial owner or member been the actual Holder of such Dated Subordinated Debt Security;

(d)           would not have been imposed if presentation for payment of the certificate representing the relevant Dated Subordinated Debt Securities had been made to a paying agent other than the paying agent to which the presentation was made;

(e)           is imposed because of the failure to comply by the Holder or the beneficial owner of any payment on such Dated Subordinated Debt Securities with a request from the Issuer addressed to the Holder or the beneficial owner, including a written request from the Issuer related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the Holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

(f)            is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge, or

(g)           is imposed in respect of any combination of the above items.

Any amounts to be paid by the Issuer in respect of the Dated Subordinated Debt Securities shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement) (“FATCA”), and the Issuer shall not be required to pay Additional Amounts on account of FATCA.

Whenever in this Dated Subordinated Debt Securities Indenture there is mentioned, in any context, the payment of the principal of (and premium, if any) or interest, if any, on, or in respect of, any Dated Subordinated Debt Security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Section 10.05. Corporate Existence. Subject to Article 8, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 10.06. Statement as to Compliance. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate in compliance with Section 314(a)(4) of the Trust Indenture Act.

Section 10.07. Original Issue Document. The Issuer shall provide to the Trustee on a timely basis such information, if any, as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Issuer with the Internal Revenue Service and the Holders of the Dated Subordinated Debt Securities relating to any original issue discount, including, without limitation, Form 1099-OID or any successor form.

Section 10.08. Withholding Information. Upon a request to the Trustee to execute a supplemental indenture in relation to Dated Subordinated Debt Securities of any series, the Issuer will notify the Trustee if it determines in its reasonable judgment, based on law in effect as of the date of such supplemental indenture, that the entry into such supplemental indenture would result in a “significant modification” (within the meaning of U.S. Treasury regulations section 1.1001-3) to the terms of such Dated Subordinated Debt Securities, and upon such notification, the Issuer agrees to provide upon request by the Trustee such information as reasonably requested by the Trustee necessary to determine whether any withholding tax obligations are applicable to payments on such Dated Subordinated Debt Securities; provided, however, that the Issuer shall not be in breach of its obligations under this Section 10.07 for a failure to so notify the Trustee to the extent that such modification does not change the withholding or reporting obligations of the Trustee pursuant to FATCA. The Trustee shall have the express right to withhold from any payment if required to comply with such obligations and shall have no liability for doing so.

ARTICLE 11
REDEMPTION OF DATED SUBORDINATED DEBT SECURITIES

Section 11.01. Applicability of Article. Dated Subordinated Debt Securities of any series shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Dated Subordinated Debt Securities of any series) in accordance with this Article 11. The Issuer’s rights and obligations under this Article 11 shall be subject to the consent of the Regulator, if required.

Section 11.02. Election to Redeem; Notice to Trustee. The Issuer shall, at least 45 days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Dated Subordinated Debt Securities of such series to be redeemed and, if applicable, the tenor of the Dated Subordinated Debt Securities to be redeemed. In the case of any redemption of Dated Subordinated Debt Securities of any series prior to the expiration of any provision restricting such redemption provided in the terms of such Dated Subordinated Debt Securities or elsewhere in this Dated Subordinated Debt Securities Indenture, the Issuer shall furnish the Trustee with respect to such Dated Subordinated Debt Securities with an Officer’s Certificate evidencing compliance with or waiver of such provision.

Section 11.03. Selection by Trustee of Dated Subordinated Debt Securities to be Redeemed. If less than all the Dated Subordinated Debt Securities of any series are to be redeemed, the particular Dated Subordinated Debt Securities to be redeemed shall be selected not more than 60 days nor less than 30 days prior to the Redemption Date by the

Trustee, from the Outstanding Dated Subordinated Debt Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate in accordance with the Depositary’s procedures and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for registered Dated Subordinated Debt Securities of that series or any multiple thereof) of the principal amount of Dated Subordinated Debt Securities of such series of a denomination larger than the minimum authorized denomination for Dated Subordinated Debt Securities of that series.

The Trustee shall promptly notify the Issuer in writing of the Dated Subordinated Debt Securities selected for redemption and, in the case of any Dated Subordinated Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Dated Subordinated Debt Securities Indenture, unless the context otherwise requires, all provisions relating to the redemption of Dated Subordinated Debt Securities shall relate in the case of any Dated Subordinated Debt Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such registered Dated Subordinated Debt Security which has been or is to be redeemed.

Section 11.04. Notice of Redemption. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Dated Subordinated Debt Securities, notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Dated Subordinated Debt Securities to be redeemed in the manner and to the extent provided in Section 1.06.

All notices of redemption shall state:

(a)           the Redemption Date,

(b)           the Redemption Price,

(c)           if less than all the Outstanding Dated Subordinated Debt Securities of any series are to be redeemed, the principal amount of the Dated Subordinated Debt Securities to be redeemed,

(d)           that on the Redemption Date the Redemption Price will become due and payable upon each such Dated Subordinated Debt Security to be redeemed and, if applicable, that interest thereon will cease to accrue on or after the said date,

(e)           the place or places where such Dated Subordinated Debt Securities are to be surrendered for payment of the Redemption Price, and

(f)            the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such Dated Subordinated Debt Securities.

Notice of redemption of Dated Subordinated Debt Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s Request, by the

Trustee in the name and at the expense of the Issuer.

Section 11.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued but unpaid interest on, all the Dated Subordinated Debt Securities which are to be redeemed on that date.

Section 11.06. Dated Subordinated Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Dated Subordinated Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest, if any) such Dated Subordinated Debt Securities shall cease to accrue interest. Upon surrender of any such Dated Subordinated Debt Security for redemption in accordance with said notice, such Dated Subordinated Debt Security shall be paid by the Issuer at the Redemption Price, together with accrued but unpaid interest to the Redemption Date; provided, however, that with respect to any Dated Subordinated Debt Securities in registered form, unless otherwise specified as contemplated by Section 3.01, a payment of interest which is payable on an Interest Payment Date which is the Redemption Date, shall be payable to the Holders of such Dated Subordinated Debt Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date or Special Record Date according to the terms of the Dated Subordinated Debt Securities and the provisions of Section 3.07. Dated Subordinated Debt Securities in definitive form shall be presented for redemption to the Paying Agent.

If any Dated Subordinated Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the Dated Subordinated Debt Security shall, until paid, continue to accrue interest from and after the Redemption Date in accordance with its terms and the provisions of Section 3.07.

Section 11.07. Dated Subordinated Debt Securities Redeemed in Part. Any Dated Subordinated Debt Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, only in the case of Dated Subordinated Debt Securities in registered form, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Dated Subordinated Debt Security without service charge, a new Dated Subordinated Debt Security or Dated Subordinated Debt Securities of the same series of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Dated Subordinated Debt Security so surrendered.

Section 11.08. Optional Redemption Due to Changes in Tax Treatment. Unless otherwise provided in the Dated Subordinated Debt Securities of any series, the Issuer will have the option, subject to the second paragraph of Section 12.01(a)(ii), to redeem the Dated Subordinated Debt Securities of any series in whole as contemplated by Section 3.01 with respect to any series of Dated Subordinated Debt Securities on not less than 30 nor more than 60 days’ notice, on any Interest Payment Date, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such series of Dated Subordinated Debt Securities to the date fixed for redemption (or, in the case of Original Issue Discount Securities, the accreted face amount thereof, together with accrued interest, if any), if, at any time, the Issuer shall determine that as a result of a change in or amendment to the laws or regulations of the Taxing Jurisdiction (including any treaty to which such Taxing Jurisdiction is a party), or any change in the official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after a date included in the terms of such series of Dated Subordinated Debt Securities pursuant to Section 3.01:

(a)           in making payment under the Dated Subordinated Debt Securities in respect of principal or premium, if any, or interest, if any, it has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)           any payment of Interest on an Interest Payment Date in respect of the Dated Subordinated Debt Securities has been treated as a “distribution”, or the payment of interest on the next Interest Payment Date in respect of any of the Dated Subordinated Debt Securities would be treated as a “distribution,” in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being);

(c)           on an Interest Payment Date the Issuer was not entitled, or on the next Interest Payment Date the Issuer would not be entitled, to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Issuer would be materially reduced);

(d)           the Dated Subordinated Debt Securities will or would no longer be treated as loan relationships for United Kingdom tax purposes;

(e)           the Issuer will not or would not, as a result of the Dated Subordinated Debt Securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which the Issuer is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the Dated Subordinated Debt Securities or any similar system or systems having like effect as may from time to time exist);

(f)            the Issuer will or would, in the future, have to bring into account a taxable credit, taxable profit or the receipt of taxable income if the principal amount of the Dated Subordinated Debt Securities were written down, on a permanent or temporary basis, or the Dated Subordinated Debt Securities were converted into ordinary shares in the capital of the Issuer; or

(g)           the Dated Subordinated Debt Securities or any part thereof will or would become treated as a derivative or an embedded derivative for United Kingdom tax purposes.

In any case where the Issuer shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem the Dated Subordinated Debt Securities of any series, the Issuer shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Issuer) in a form reasonably satisfactory to the Trustee confirming that the relevant change in the official application or interpretation of such laws or regulations has occurred and that the Issuer is entitled to exercise its right of redemption.

ARTICLE 12
SUBORDINATION OF DATED SUBORDINATED DEBT SECURITIES

Section 12.01. Dated Subordinated Debt Securities Subordinated to Certain Creditors. (a) The Issuer covenants and agrees, and each Holder of Dated Subordinated Debt Securities of each series, by his acceptance thereof, likewise covenants and agrees, that:

(i)            the Dated Subordinated Debt Securities of such series shall constitute direct, unsecured and subordinated obligations of the Issuer and rank pari passu, without any preference among themselves, and

(ii)           in the event of the winding up of the Issuer (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of the Issuer, the terms of which reorganization, reconstruction or amalgamation (a) have previously been approved in writing by a majority of the Holders and (b) do not provide that the Dated Subordinated Debt Securities shall thereby become redeemable or repayable in accordance with the terms of the Dated Subordinated Debt Securities) or the appointment of an administrator of the Issuer where the administrator has given notice that it intends to declare and distribute a dividend, to the extent and in the manner hereinafter set forth in this Article 12, the indebtedness represented by any of the Dated Subordinated Debt Securities of such series and the payment of the principal of (and premium, if any, on) and interest or any other payment obligations (including any damages awarded for breach of such obligations) on each and all of the Dated Subordinated Debt Securities of such series is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all claims of the Senior Creditors of the Issuer, but shall rank at least pari passu with all other subordinated obligations or preferences shares of the Issuer which constitute (or which, upon issue, constituted or were intended to constitute), or would but for any application limitation on the amount of such capital constitute, Tier 2 Capital (“Pari Passu Securities”) and shall rank in prior to the claims of holders of: (x) all subordinated obligations of the Issuer the claims in respect of which rank, or are expressed to rank, junior to the Dated Subordinated Debt Securities; (y) all obligations of the Issuer which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 1 Capital;

and (z) all classes of share capital of the Issuer other than preference shares which are Pari Passu Securities.

Unless otherwise provided in the Dated Subordinated Debt Securities of any series as contemplated by Section 3.01, except with the relevant Regulatory Approval and the Issuer’s compliance with any alternative or additional pre-conditions to redemption or repurchase, as applicable, set out in the Capital Rules, (i) no early repayment or redemption may be made in respect of the Dated Subordinated Debt Securities and (ii) neither the Issuer nor any of its subsidiaries may purchase any of the Dated Subordinated Debt Securities.

To the fullest extent permitted by law, the Holders of Dated Subordinated Debt Securities and the Trustee, in respect of any claims of such Holders to payment of any principal, premium or interest in respect of any Dated Subordinated Debt Securities, by their acceptance of the Dated Subordinated Debt Securities thereof will be deemed to have waived any right of set-off, counterclaim, compensation or retention that such Holders or, as the case may be, the Trustee in such respect, might otherwise have (whether in the liquidation of the Issuer or at any other time). The Holders of Dated Subordinated Debt Securities, by their acceptance of the Dated Subordinated Debt Securities, covenant and agree that if, any sums owing to any Holders are discharged by way of set-off, unless such payment is prohibited by law, they will immediately pay an amount equal to the amount of such sum to the Issuer, or in the event of its winding up or administration, the liquidator or administrator, as appropriate of the Issuer for payment to the Senior Creditors in respect of the amounts owing to them by the Issuer, and, until such time as payment is made, shall hold such sums in trust for the Issuer, or the liquidator or administrator, as appropriate of the Issuer, for payment to the Senior Creditors in respect of amounts owing to them by the Issuer and accordingly any such discharge shall be deemed not to have taken place.

(b)           Any amounts receivable by the Trustee from the liquidator in such winding up of the Issuer or following the giving of such notice by the administrators in respect of the claims of Holders in respect of Dated Subordinated Debt Securities of a particular series shall be received by the Trustee upon trust to apply the same as follows:

(i)            first, in payment or satisfaction of all amounts then due and unpaid under Section 6.07 to the Trustee and/or any Appointee;

(ii)           secondly, to the extent of any Shortfall, for distribution in or towards payment or satisfaction of the claims of Senior Creditors of the Issuer (other than any amounts payable under sub-clause (i) above) including the costs, charges, expenses and liabilities incurred by the Trustee in or about the execution of the trusts (including the subordination trusts) of these presents and the remuneration of the Trustee hereunder; and

(iii)          third, in or towards payment pari passu and rateably of the principal and interest due upon the Dated Subordinated Debt Securities.

For purposes of this Section 12.01 only, “Shortfall” means in the event that notwithstanding the subordination effected by clause (a) of this Section 12.01, any amounts are paid to the Trustee in the winding up of the Issuer or in an administration of the Issuer (where the administrator has given notice that it intends to declare and distribute a dividend) in respect of the claims of the Holders of Dated Subordinated Debt Securities without the claims of the Senior Creditors of the Issuer being paid in full, the amount by which the aggregate amount paid or distributable by the liquidator in the winding up of the Issuer or by the administrator in such an administration as aforesaid of the Issuer in respect of the claims of the Senior Creditors of the Issuer is less than the amount of the claims of the Senior Creditors of the Issuer.

The trust set out in sub-clause (ii) above for distribution in respect of the claims of the Senior Creditors of the Issuer (other than any amounts payable under sub-clause (i) above) may be performed by the Trustee by repaying to the liquidator or administrator (as the case may be) of the Issuer any amount to be so distributed on terms that the liquidator or administrator (as the case may be) shall distribute the same accordingly, and in that event the receipt of the liquidator or administrator (as the case may be) shall be a good discharge of the obligations of the Trustee and the Trustee shall not be bound to supervise or be in any way responsible for such distribution.

Section 12.02. Provisions Solely to Define Relative Rights. The provisions of this Article 12 are intended solely for the purpose of defining the relative rights of the Holders of the Dated Subordinated Debt Securities on the one hand and the Senior Creditors on the other hand. Nothing contained in this Article 12 or elsewhere in this Dated Subordinated Debt Securities Indenture or in the Dated Subordinated Debt Securities is intended to or shall (i) impair, as among the Issuer, its creditors other than the Senior Creditors and the Holders of the Dated Subordinated Debt Securities, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Dated Subordinated Debt Securities the principal of (and premium, if any, on) and interest on the Dated Subordinated Debt Securities as and when the same shall become due and payable in accordance with their terms; (ii) affect the relative rights against the Issuer of the Holders of the Dated Subordinated Debt Securities and creditors of the Issuer other than the Senior Creditors; or (iii) prevent the Trustee or the Holder of any Dated Subordinated Debt Securities from exercising all remedies otherwise provided by applicable law upon default under this Dated Subordinated Debt Securities Indenture, subject to the rights, if any, under this Article 12 of the Senior Creditors to receive sums otherwise payable or deliverable to the Trustee or such Holders.

Section 12.03. Trustee to Effectuate Subordination. Each Holder of a Dated Subordinated Debt Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Dated Subordinated Debt Securities provided in this Article 12 and appoints the Trustee his attorney for any and all such purposes.

Section 12.04. No Waiver of Subordination Provisions. No right of any present or future Senior Creditors, if any, to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the

Issuer or by any act or failure to act, in good faith, by any such Senior Creditor or by any non-compliance by the Issuer with the terms, provisions and covenants of this Dated Subordinated Debt Securities Indenture, regardless of any knowledge thereof any such Senior Creditor may have or be otherwise charged with.

Section 12.05. Notice to Trustee. The Issuer shall give prompt written notice to the Trustee of any fact known to it, which would prohibit the making of any payment to or by the Trustee in respect of the Dated Subordinated Debt Securities. Notwithstanding the provisions of this Article 12 or any other provisions of this Dated Subordinated Debt Securities Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Dated Subordinated Debt Securities, unless and until the Trustee shall have received written notice thereof from the Issuer or a Senior Creditor, as the case may be, or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer of the Trustee shall not have received the notice provided for in this Section 12.05 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or any premium or interest on any Dated Subordinated Debt Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than three Business Days prior to such date.

The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be an Senior Creditor (or a trustee or agent on behalf of such Senior Creditor) to establish that such notice has been given by a Senior Creditor (or a trustee or agent on behalf of such Senior Creditor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a Senior Creditor to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of claims held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of the Dated Subordinated Debt Securities Indenture pending judicial determination as to the right of such Person to receive such payment.

Section 12.06. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Issuer referred to in this Article 12, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Dated Subordinated Debt Securities shall be entitled to rely on (i) any order or decree entered by any court in England and Wales in which any winding up, insolvency, bankruptcy, receivership, liquidation or dissolution of the Issuer or similar case or proceeding, including a proceeding for the suspension of payments under English law, is pending, or

(ii) a certificate of the applicable liquidator, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee and such Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Senior Creditors and other claims against the Issuer the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.07. Trustee Not Fiduciary for Holders of Claims. The Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this article and no implied covenants or obligations shall be read into this Dated Subordinated Debt Securities Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the Senior Creditors and shall not be liable to any such Senior Creditors if it shall in good faith mistakenly pay over or distribute to Holders of Dated Subordinated Debt Securities or to the Issuer or to any other Person cash, property or securities to which any such Senior Creditors shall be entitled by virtue of this Article 12 or otherwise.

Section 12.08. Rights of Trustee as Holder of Claims; Preservation of Trustee’s Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any claims of Senior Creditors which may at any time be held by it, to the same extent as any other Senior Creditors and nothing in this Dated Subordinated Debt Securities Indenture shall deprive the Trustee of any of its rights as such Senior Creditor.

Section 12.09. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.08 shall not apply to the Issuer or any Affiliate of the Issuer if it or such Affiliate acts as Paying Agent.

Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

Section 12.10.Third Party Rights. No person who is not a party to this Dated Subordinated Debt Securities Indenture shall have any rights under the Contracts (Rights of Third Parties) Act of 1999 (the “Contracts Act”) to enforce any term of Article 12 of this Dated Subordinated Debt Securities Indenture; provided that this does not affect any right or remedy of a third party which exists or is available apart from the Contracts Act, including under the laws of the State of New York or the federal laws of the United States.

ARTICLE 13
UK BAIL-IN POWER

Section 13.01. Agreement with Respect to the Exercise of the UK Bail-in Power. Notwithstanding any other term of the Dated Subordinated Debt Securities or this Dated Subordinated Debt Securities Indenture or any other agreements, arrangements or understandings between the Issuer and any Holder (including, for purposes of this provision, each holder of a beneficial interest in the Dated Subordinated Debt Securities), by its acquisition of the Dated Subordinated Debt Securities, each Holder acknowledges, accepts, agrees to be bound by and consents to:

(a)           the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority, whether or not imposed with prior notice, that may include and result in: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due on the Dated Subordinated Debt Securities into the Issuer’s or another Person’s shares, other securities or other obligations (and the issue to or conferral on the Holder of such shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Dated Subordinated Debt Securities; (iii) the cancellation of the Dated Subordinated Debt Securities; and/or (iv) the amendment or alteration of the maturity of the Dated Subordinated Debt Securities or the amount of interest payable on the Dated Subordinated Debt Securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(b)           the variation, if necessary, of the terms of this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities to give effect to the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

Section 13.02. Payment of Amounts Due. No Amounts Due on the Dated Subordinated Debt Securities will become due and payable or be paid after the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.

Section 13.03. Event of Default. Notwithstanding any other provision of this Dated Subordinated Debt Securities Indenture or the Dated Subordinated Debt Securities, neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of the Issuer or another Person, as a result of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Issuer, nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Dated Subordinated Debt Securities will be an Event of Default.

Section 13.04. Duties of the Trustee upon Exercise of the UK Bail-in Power.

(a)           By its acquisition of the Dated Subordinated Debt Securities, each Holder (which, for purposes of this Section 13.04, includes each holder of a beneficial interest in the Dated Subordinated Debt Securities):

(i)            to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Dated Subordinated Debt Securities;

(ii)           acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Dated Subordinated Debt Securities will give rise to a default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; and

(iii)          acknowledges and agrees that, upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority:

(A)          the Trustee will not be required to take any further directions from the Holders with respect to any portion of the Dated Subordinated Debt Securities that are written-down, converted to equity and/or cancelled under Section 5.12 of this Dated Subordinated Debt Securities Indenture; and

(B)          this Dated Subordinated Debt Securities Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

(b)           Notwithstanding Section 13.04(a) of this Dated Subordinated Debt Securities Indenture, if, following the completion of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, any series of Dated Subordinated Debt Securities remains Outstanding (for example, if the exercise of the UK Bail-in Power results in only a partial write-down of the principal of a series of Dated Subordinated Debt Securities), then the Trustee’s duties under this Dated Subordinated Debt Securities Indenture shall remain applicable with respect to such Dated Subordinated Debt Securities following such completion to the extent the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to this Dated Subordinated Debt Securities Indenture; provided, however, that, notwithstanding the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, so long as any Dated Subordinated Debt Securities remain Outstanding, there will at all times be a Trustee for the Dated Subordinated Debt Securities in accordance with this Dated Subordinated Debt Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by this Dated Subordinated Debt Securities Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Dated Subordinated Debt Securities remain Outstanding following the completion of the exercise of the UK Bail-in Power.

Section 13.05. DTC.

(a)           Upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to any series of Dated Subordinated Debt Securities, the Issuer will provide a written notice to DTC as soon as practicable regarding such exercise of the UK Bail-in Power for the purposes of notifying the Holders of such occurrence. The Issuer will also deliver a copy of such notice to the Trustee for information purposes.

(b)           Each Holder (including, for purposes of this provision, each holder of a beneficial interest in the Dated Subordinated Debt Securities) will authorize, direct and request DTC and any direct participant in DTC or other intermediary through which it holds such Dated Subordinated Debt Securities to take any and all necessary action, if required, to implement the exercise of the UK Bail-in Power with respect to the Dated Subordinated Debt Securities as it may be imposed, without any further action or direction on the part of such Holder or the Trustee.

This Dated Subordinated Debt Securities Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Dated Subordinated Debt Securities Indenture.

The exchange of copies of this Dated Subordinated Debt Securities Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Dated Subordinated Debt Securities Indenture as to the parties hereto and may be used in lieu of the original Dated Subordinated Debt Securities Indenture and signature pages for all purposes.

Section 13.06. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Dated Subordinated Debt Securities Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Dated Subordinated Debt Securities Indenture to be duly executed, all as of the day and year first above written.

SANTANDER UK GROUP HOLDINGS PLC

By:	/s/ Joanne Wainwright
Name:	Joanne Wainwright
Title:	Authorized Signatory

[Signature Page 1 to Dated Subordinated Debt Securities Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

[Signature Page 2 to Dated Subordinated Debt Securities Indenture]